Sub-Item 77Q3

I, James Windels, certify that:

1. I have reviewed this report on Form N-SAR of Dreyfus California Tax Exempt Money Market;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial
	information included in this report,
	and the financial statements on which
	the financial information is based,
	fairly present in all material respects
	the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures
	(as defined in rule 30a-2(c) under the
	Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) evaluated the effectiveness of the
	registrant's disclosure controls and
	procedures as of a date within 90 days
	prior to the filing date of this report
	(the "Evaluation Date"); and
c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
	(or persons performing the equivalent functions):

a) all significant deficiencies in the
	design or operation of internal
	controls which could adversely affect
	the registrant's ability to record,
	process, summarize, and report
	financial data and have identified
	for the registrant's auditors any
	material weaknesses in internal controls;
	and
b) any fraud, whether or not material,
	that involves management or other
	employees who have a significant
	role in the registrant's internal
	controls; and



6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:11/22/02

								/s/ James Windels
								James Windels
								Treasurer